Exhibit 1.2

Exhibit 1.2  Certificate of Registration On Change of Name  This is to certify that  WCP RESOURCES LTD  Australian Company Number 002 664 495  did on the eighteenth day of August 2017 change its name to  PIEDMONT LITHIUM LTD  Australian Company Number 002 664 495  The company is a public company  The company is limited by shares.  The company is taken to be registered under the Corporations Act 2001 in New South Wales and the date of commencement of registration is the twenty-seventh day of September, 1983 Issued by the  Australian Securities and Investments Commission  on this eighteents day of August 2017 Greg Medcraft Chairman